RULE 10f3 REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:


                 Comparison #1     Comparison #2     Comparison #3

Security         CGTK              ATHR              SMBI
		 CORGENTECH        ATHEROS COMM.     SYMBION, INC



Date Offered     2/11/04	   2/11/04	     2/5/04



Offering Price   16.00	           14.00	     15.00


Spread ($)       1.12		   0.98		     1.05


Spread (%)       7.00%	           7.00%	     7.00%


Type of
Security         COMMON STOCK      COMMON STOCK      COMMON STOCK



Rating or
Quality          N/A		    N/A		      N/A


Size of Issue    $96MM		    $126MM            $108MM


Total
Capitalization
of Issuer        $417.8MM	    $636.3MM          $ 294MM



	Note: Minimum of two comparisons must be completed for each purchase.



B1